Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBO CLOSED Q3 2024 WITH 21% YEAR-OVER-YEAR REVENUE GROWTH AND 1.613M SUBSCRIBERS IN NORTH AMERICA

COMPANY ACHIEVED YEAR-OVER-YEAR IMPROVEMENT OF $110M IN NET LOSS AND $99M IN ADJUSTED EBITDA FOR THE TRAILING TWELVE MONTHS

NEW YORK – NOVEMBER 1, 2024 – FuboTV Inc. (d/b/a/ Fubo) (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the third quarter ended September 30, 2024. The Company, targeting positive Free Cash Flow in 2025, delivered continued top-line growth and bottom-line improvements, including year-over-year (YoY) improvements in Net Loss of $110.1 million and Adjusted EBITDA (AEBITDA) of $98.8 million for the trailing twelve months (TTM).

Fubo exceeded revenue guidance in North America, ending the third quarter with $377 million total revenue, up 21% YoY. The Company achieved its third quarter subscriber goal, ending the period with 1.613 million subscribers, up 9% YoY. Fubo’s average revenue per user (ARPU) expanded 2.5% YoY to $85.64.

In the Rest of World (ROW), the Company delivered $8.9 million total revenue, up 6.0% YoY, and 378,000 paid subscribers, down 8.1% YoY. ARPU reached $7.50, up 7.5% YoY. ROW includes the results of Molotov, the French live TV streaming service acquired by Fubo in December 2021.

Fubo states its key metrics on a YoY basis given the seasonality of sports content.

Net Loss from continuing operations in the third quarter was $54.7 million, leading to an earnings per share (EPS) loss of $0.17. This compares favorably to a Net Loss from continuing operations of $84.4 million, or an EPS loss of $0.29, in the third quarter of 2023. Adjusted EPS loss in the third quarter was $0.08, compared to an adjusted EPS loss of $0.22 in the third quarter of 2023.

In the third quarter, AEBITDA was -$27.6 million, a $33.8 million improvement when compared to the third quarter of 2023. This reduction was a result of Fubo’s continued focus on efficient growth and cost control.

Net cash provided by operating activities in the third quarter was $2.4 million, a $27.4 million improvement compared to the third quarter of 2023, and Free Cash Flow in the third quarter was -$1.1 million, an improvement of $31.3 million compared to third quarter of 2023. These improvements, as with Fubo’s improvements in Net Loss and AEBITDA, were a result of operating leverage and continued efficiencies throughout the business.

Fubo ended the quarter with $152.3 million in cash, cash equivalents and restricted cash on hand.

Guidance

North America

Fourth Quarter 2024: Fubo is projecting $426 million to $446 million total revenue, representing 9% YoY growth at the midpoint.

Full Year 2024: Fubo is now projecting $1.580 billion to $1.600 billion total revenue, representing 19% YoY growth at the midpoint, and 1,665,000 to 1,705,000 paid subscribers, representing 4% YoY growth at the midpoint.

ROW

Fourth Quarter 2024: Fubo is projecting $8 million to $9 million total revenue, representing 0% YoY growth at the midpoint.

Full Year 2024: Fubo is projecting $33 million to $35 million total revenue, representing 4% YoY growth at the midpoint, and now projecting 345,000 to 355,000 paid subscribers, representing a 14% YoY decline at the midpoint.

Complete third quarter 2024 results are detailed in Fubo’s shareholder letter available on the Company’s IR site.

“Fubo posted strong third quarter 2024 results, marked by continued expansion on the top-line and notable improvements on the bottom-line,” said David Gandler, co-founder and CEO, Fubo. “We continue to prioritize the delivery of a high-quality, innovative and frictionless experience for our users that includes personalization across content and price. This is what streaming should be, and it’s what compelled us to file our antitrust lawsuit against Disney, Fox and Warner Bros. Discovery. We continue our fight to ensure American consumers have the streaming experience they deserve.”

“Fubo’s third quarter of 2024 was notable for ongoing subscriber and revenue growth alongside improvements in key profitability metrics - all important markers that give us continued confidence in our 2025 profitability goal,” said Edgar Bronfman Jr., executive chairman, Fubo. “In addition, we are gratified by recent wins in our ongoing fight for a fair and competitive marketplace, including the granting of a preliminary injunction against the proposed sports streaming joint venture. The streaming industry remains under constant disruption which Fubo sees as an opportunity to build a distinctive sports entertainment streaming platform with consumer needs at its heart.”

Live Webcast

Gandler and CFO John Janedis will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes in advance to ensure that they are connected prior to the event.

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 400 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2023). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming. It was the first virtual MVPD to launch 4K streaming and MultiView, which it did years ahead of its peers, as well as Instant Headlines, a first-of-its-kind AI feature that generates contextual news topics as they are reported live on air.

Learn more at https://fubo.tv

Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook, the assets and liabilities and the operations of our former wagering reportable segment are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this release reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers (“subscribers”) are total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Average Revenue per User (ARPU)

We believe ARPU provides useful information for investors to gauge the revenue generated per subscriber on a monthly basis. ARPU, with respect to a given period, is defined as total Subscription revenue and Advertising revenue recognized in such period, divided by the average daily paid subscribers in such period, divided by the number of months in such period. Advertising revenue, like Subscription revenue, is primarily driven by the number of subscribers to our platform and per-subscriber viewership such as the type of, and duration of, content watched on platform. We believe ARPU is an important metric for both management and investors to evaluate the Company’s core operating performance and measure our subscriber monetization, as well as evaluate unit economics, payback on subscriber acquisition cost and lifetime value per subscriber. In addition, we believe that presenting a geographic breakdown for North America ARPU and ROW ARPU allows for a more meaningful assessment of the business because of the significant differences in both Subscription revenue and Advertising revenue generated on a per subscriber basis in North America when compared to ROW due to our current subscription pricing models and advertising monetization in the two geographic regions.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss from Continuing Operations, adjusted for depreciation and amortization, stock-based compensation, certain litigation expenses, income tax provision (benefit), other (income) expenses, and one-time non-cash expenses. Certain litigation expenses consist of legal expenses and related fees and costs for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by Revenue.

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

Adjusted Net Loss

Adjusted Net Loss is a non-GAAP measure defined as Net Loss Attributable to Common Shareholders, adjusting for discontinued operations, stock-based compensation, change in fair value of warrants, amortization of debt premium (discount), amortization of intangible assets and other non-cash items, and certain litigation expenses (as described further above, see “Adjusted EBITDA”).

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as net cash used in operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment), purchases of intangible assets and capitalization of internal use software. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this release, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss, Adjusted EPS and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. The tables also include reconciliations of GAAP Subscription revenue and GAAP Advertising revenue to North America ARPU and ROW ARPU, respectively, each of which is a key performance metric.

fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to North America ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2024	September 30, 2023

Subscription Revenue (GAAP)	$356,575	$289,623
Advertising Revenue (GAAP)	27,054	30,592
Subtract:
ROW Subscription Revenue	(8,696)	(8,108)
ROW Advertising Revenue	(201)	(285)
Total	374,732	311,822
Divide:
Average Subscribers (North America)	1,458,513	1,244,579
Months in Period	3	3
North America Monthly Average Revenue per User (NA ARPU)	$85.64	$83.51

fuboTV Inc.

Reconciliation of Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2024	September 30, 2023

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA
Net loss from continuing operations	$(54,684)	$(84,485)
Depreciation and amortization	9,816	9,103
Stock-based compensation	9,324	12,707
Certain litigation expenses(1)	11,930	76
Other income (expense)	(4,143)	1,448
Income tax (provision) benefit	195	(247)
Adjusted EBITDA	(27,562)	(61,398)

Adjusted EBITDA	(27,562)	(61,398)
Divide:
Revenue	386,207	320,935
Adjusted EBITDA Margin	-7.1%	-19.1%

fuboTV Inc.

Reconciliation of Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA (TTM)

(in thousands)

Year-over-Year Comparison

	Trailing Twelve Months Ended
	September 30, 2024	September 30, 2023

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA
Net loss from continuing operations	$(207,888)	$(317,977)
Depreciation and amortization	38,234	35,415
Stock-based compensation	44,373	49,364
Certain litigation expenses(1)	19,598	76
Other income (expense)	(21,835)	7,815
Income tax (provision) benefit	10	(998)
Adjusted EBITDA (TTM)	(127,508)	(226,305)

fuboTV Inc.

Reconciliation of Net Cash Used in Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2024	September 30, 2023

Net cash used in operating activities - continuing operations	$2,444	$(24,921)
Subtract:
Purchases of property and equipment	(1,583)	(108)
Capitalization of internal use software	(1,984)	(4,471)
Purchase of intangible assets	-	(2,899)
Free Cash Flow	(1,123)	(32,399)

fuboTV Inc.

Reconciliation of Net Cash Used in Operating Activities - Continuing Operations to Free Cash Flow (TTM)

(in thousands)

Year-over-Year Comparison

	Trailing Twelve Months Ended
	September 30, 2024	September 30, 2023

Net cash used in operating activities - continuing operations	$(96,534)	$(192,106)
Subtract:
Purchases of property and equipment	(2,595)	(474)
Capitalization of internal use software	(13,220)	(14,213)
Purchase of intangible assets	(1,233)	(2,899)
Free Cash Flow (TTM)	(113,582)	(209,692)

fuboTV Inc.

Reconciliation of Net Loss Attributable to Common Shareholders to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2024	September 30, 2023

Net loss attributable to common shareholders	$(52,423)	$(83,811)
Subtract:
Net income from discontinued operations, net of tax	1,836	669
Net loss from continuing operations attributable to common shareholders	(54,259)	(84,480)

Net loss from continuing operations attributable to common shareholders	(54,259)	(84,480)
Stock-based compensation	9,324	12,707
Amortization of debt (premium) discount, net	(348)	650
Amortization of intangibles	9,431	8,839
Gain on extinguishment of debt	(7,752)	-
Certain litigation expenses(1)	11,930	76
Adjusted net loss from continuing operations	(31,674)	(62,208)

Weighted average shares outstanding:
Basic and diluted	331,582,813	292,693,961

Adjusted EPS from continuing operations	$(0.08)	$(0.22)

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Note that in calculating Adjusted EPS, prior to the second quarter of 2024 Fubo did not include adjustments for Certain litigation expenses. For comparative purposes, prior quarter figures have been recast to reflect this adjustment.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, industry trends, anticompetitive practices among our competitors and our response plan, including our pending antitrust lawsuit against the defendants Walt Disney Company, Fox Corporation and Warner Brothers Discovery, our liquidity and anticipated cash requirements, our financial condition, and our anticipated financial performance, including quarterly and annual guidance, expectations regarding profitability and our cash flow and Adjusted EBITDA targets. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to the potential launch of the joint venture by Walt Disney Company, Fox Corporation and Warner Brothers Discovery; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Given the many unknowns related to the potential launch of the defendants’ sports streaming joint venture, including the outcome of our antitrust lawsuit, our forward-looking statements with respect to our anticipated financial performance in future periods, including our profitability goals, do not reflect any potential impact of the launch to our business. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Ameet Padte, Fubo

ameet@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv